EXHIBIT 99.1
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                                STEELCLOUD, INC.
       1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
                          E-mail: INFO@STEELCLOUD.COM,
                               WWW.STEELCLOUD.COM

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124 FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM V-ONE MEDIA/IR CONTACT: JIMMY CAPLAN, EISENBERG COMMUNICATIONS, 805-687-8885

PRESS RELEASE
For Immediate Distribution

         STEELCLOUD AND V-ONE TERMINATE DEFINITIVE MERGER AGREEMENT Dulles, VA and Germantown, MD - September 28, 2004 - SteelCloud, Inc. (Nasdaq: SCLD) and V-ONE Corporation (OTCPK: VNEC) today announced that they have terminated the Agreement and Plan of Merger dated August 11, 2004 (Merger Agreement). The companies have signed a Termination Agreement whereby they mutually agreed to terminate the Merger Agreement and related agreements. Each company no longer has any further obligations to the other with respect to the anticipated merger.

The Boards of Directors of both V-ONE and SteelCloud have determined it is in the best interest of their respective shareholders, customers, suppliers, and employees to terminate the Merger Agreement.

"Over the past month, it became increasingly apparent that our market plans, company and shareholders would all be better served by continuing to invest in our own intellectual property and foregoing the dilution and significant cash requirements associated with the merger," said Thomas P. Dunne, SteelCloud Chairman and CEO. "We can now move surely into the network security market space with tighter market focus and clearly branded SteelCloud products."

"During the period of merger negotiations and due diligence, V-ONE never lost sight of its responsibility to customers and shareholders, continuing business operations and developing new products to meet the requirements of the emerging security market for SSL VPN," said V-ONE CEO and President, Margaret E. Grayson. "We believe the company has adequate cash flow and sufficient new business opportunity to sustain operations in the limited near term. Management will now focus its efforts on pursuing interim and longer-range financing that will secure a stable base from which V-ONE's technology can achieve its full potential in the market."


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ABOUT STEELCLOUD

SteelCloud is a leading provider of network security products, custom integration and professional IT services. The ISO 9001:2000 certified company develops security and server solutions in collaboration with some of the world's premiere software and technology companies. With a 17-year history of delivering sophisticated IT solutions to major corporate and public sector enterprises, the company has won numerous awards for technical excellence and customer services. SteelCloud's comprehensive engineering, product development, and support infrastructure provides a unique capability for rapidly developing cost effective, high performance network and security solutions. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

ABOUT V-ONE CORPORATION

V-ONE's application layer SSL VPN security products are the most secure, cost effective and easiest to manage network solutions for the wireless, remote and satellite markets. These patented standards-based products work on all leading operating systems, boost satellite network speeds by 500% to 1500% over products using IP Security (IPSec) and enable secure remote access to an organization's VPN.
V-ONE products have been deployed by U.S. government agencies charged with homeland security, including the FBI, NSA, and Departments of Defense, Justice and the Treasury. V-ONE's clients also include Fortune 500 and smaller companies in healthcare, banking & finance, transportation and high-tech. All rely upon V-ONE's 10-year proven track record for providing secure global VPN information sharing over the Internet, intranets, extranets and privately leased lines. For further information, please consult www.v-one.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN SEC REPORTS, INCLUDING BUT NOT LIMITED TO ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8-K. WE TAKE NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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